                                   Filed Pursuant to Rule 424(b)(2)
                                   Registration File No. 333-32311

PRICING SUPPLEMENT NO. 5
Dated March 11, 1999 to
Prospectus dated August 4, 1997.

                       BALTIMORE GAS AND ELECTRIC COMPANY
                          Medium-Term Notes, Series G

Principal Amount:             	$60,000,000

Original Issue Date:          	March 16, 1999

Stated Maturity:              	March 14, 2001

Price to Public:              	$60,000,000

Agent:                        	Lehman Brothers Inc.

Agent's Commission:            $135,000

Net Proceeds to Company:  	    $59,865,000

CUSIP:                        	05916M AP 8

Floating Rate Note Interest Rate Information:

	Initial Interest Rate:       	To be set March 12, 1999

	Initial Interest Period:     	March 16, 1999 to June 16, 1999

	Interest Rate Index:         	LIBOR

	Index Maturity:              	3 Months

	Spread:                      	Plus 0.02%

	Maximum Interest Rate:       	None

	Minimum Interest Rate:       	None

	Interest Reset Dates and     	Quarterly on the 3rd Wednesday
	  Interest Payment Dates:	    of March, June, September, and
		                             December

	Interest Determination       	Second Business Day preceding
	  Date and Calculation Date:	   the Interest Reset Date

                                     Filed Pursuant to Rule 424(b)(2)
                                     Registration File No. 333-32311

PRICING SUPPLEMENT NO. 5
Dated March 11, 1999 to
Prospectus dated August 4, 1997

                          BALTIMORE GAS AND ELECTRIC COMPANY
                             Medium-Term Notes, Series G

                                 (Continued)

	Calculation Agent:           	The Bank of New York

	Record Dates:                	15 calendar days prior to each
  		                             Interest Payment Date


We registered a total of $200,000,000 worth of Notes. We have issued $200,000,000, including this $60,000,000. This completes the sale of Medium-Term Notes, Series G.






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